DMC GLOBAL INC.
2025 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Notice of Restricted Stock Unit Award

DMC Global Inc. (the “Company”) grants to the Participant named below, in accordance with the terms of the DMC Global Inc. 2025 Omnibus Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement attached hereto (such agreement, together with this Notice of Restricted Stock Unit Award, the “Agreement”), the following number of Restricted Stock Units (“RSUs”) on the terms set forth below and in the Agreement. All capitalized terms not defined herein or in the Agreement shall have the meanings given to such terms in the Plan.

PARTICIPANT: James O’Leary

DATE OF GRANT: July 1, 2025

NUMBER OF RSUS GRANTED: [●]

VESTING

DATE(S):
 Subject to the Plan and the Agreement, the Period of Restriction shall lapse, and the RSUs shall vest and become free of forfeiture and transfer restrictions contained in the Agreement based on the following: One-third of the RSUs vest on each of the first, second and third anniversaries of the Date of Grant (each, a “Vesting Date”) so long as Participant is in Continuous Service from the Date of Grant until each applicable Vesting Date (or as otherwise provided in the Plan or the Agreement). Notwithstanding the foregoing, the vesting of any then-unvested RSUs will accelerate upon: (x) the elimination of the “Put Option” (as defined in that certain Second Amended and Restated Limited Liability Company Agreement of Arcadia Products, LLC, a Colorado limited liability company (as the same may be amended, modified or supplemented, the “Arcadia LLC Agreement”)), (y) the Company consummating the transaction contemplated by the “Call Option” (as defined in the Arcadia LLC Agreement) or using its then-existing credit facilities to fund its cash payment of 100% of the purchase price of the Put Option, or (z) the Company restructuring or refinancing its credit facilities or otherwise obtaining available financing commitments sufficient to fund the cash payment of 100% of the purchase price of the Put Option.

The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Agreement attached hereto subject to all of the terms and provisions thereof. The Participant has reviewed the Plan, this Notice of Restricted Stock Unit Award, and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice of Restricted Stock Unit Award and fully understands all provisions hereof and of the Plan and the Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Notice of

Restricted Unit Award, and the Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	DMC GLOBAL INC.

By:	By:
Name:	Name:
Address:	Title:
Date:
Date:
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Restricted Stock Unit Award Agreement

Section 1. Grant of Restricted Stock Units. The Company hereby grants to the Participant the number of RSUs as set forth in the Notice of Restricted Stock Unit Award, subject to the terms, definitions and provisions of the Plan and the Agreement. All terms, provisions, and conditions applicable to RSUs set forth in the Plan and not set forth in the Agreement are incorporated by reference. To the extent any provision of the Agreement is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in the Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Section 2. Termination of Continuous Service.

(a) If the Participant’s Continuous Service as an Employee is terminated for any reason other than (i) death, (ii) Disability, (iii) termination by the Company and its Subsidiaries without Cause (as defined below) or (iv) termination by the Participant for Good Reason (if and to the extent applicable and defined below), the Participant shall, for no consideration, forfeit to the Company all unvested RSUs (i.e., such RSUs as are subject to a Period of Restriction) as of the date of his or her termination of Continuous Service. Upon forfeiture, the Participant shall have no further rights with respect to such RSUs. If the Participant’s Continuous Service as an Employee terminates due to the Participant’s death or Disability, or is terminated by the Company and its Subsidiaries without Cause or by the Participant for Good Reason (if and to the extent applicable and defined below), while RSUs are unvested (i.e., subject to a Period of Restriction), the Period of Restriction with respect to such RSUs shall lapse and all unvested RSUs shall vest and become free of the forfeiture and transfer restrictions described herein, on the date of the Participant’s termination of Continuous Service for such reason.

(b) For purposes of the Agreement, the term “Cause” shall have the meaning ascribed to such term in that certain Letter Agreement dated as of June 20, 2025 between the Company and the Participant (the “Letter Agreement”), or, if the Letter Agreement is no longer in effect, as provided in the Company’s Executive Severance Plan of February 26, 2025 (as may be modified or amended, the “Severance Plan”); provided, that, if the Participant is not a participant in (and a party to an agreement under) the Severance Plan at the time of the applicable termination of Continuous Service, the term “Cause” shall have the same meaning as provided in the Plan. For clarity, the Committee has sole discretion under this Agreement to determine whether a Participant is a participant in and a party to an agreement under the Severance Plan.

(c) For purposes of the Agreement, the term “Good Reason” shall have the meaning ascribed to such term in the Letter Agreement, or, if the Letter Agreement is no longer in effect, as provided in the Severance Plan; provided, that, if the Participant is not a participant in (and a party to an agreement under) the Severance Plan at the time of the applicable termination of Continuous Service, then references to “Good Reason” in the Agreement shall be disregarded for all purposes hereof, and the Participant shall not be entitled to vesting of the Award in the event of termination of Continuous Service any reason other than termination due to death, Disability or termination by the Company and its Subsidiaries without Cause.

Section 3. Effect of Change in Control. Notwithstanding the provisions of Section 2, in the event of a Change in Control, the following provisions shall apply:

(a)If as of the date of the Change in Control RSUs are subject to a Period of Restriction, the Period of Restriction with respect to such RSUs shall lapse and the RSUs shall vest and become free of the forfeiture and transfer restrictions described herein unless the RSUs are assumed, converted or replaced by the continuing entity; provided, however, that in the event that the Participant’s Continuous Service is terminated (i) by the Company and its Subsidiaries without Cause or (ii) by the Participant for Good Reason (if, in the case of this clause (ii), the Participant is a participant in (and a party to an agreement under) the Severance Plan at the time of the Participant’s termination of Continuous Service), within twenty-four (24) months following consummation of the Change in Control, the Period of Restriction on the assumed, converted or replacement award shall lapse (and vesting of the award shall accelerate) upon such termination.

(b)For purposes of the Agreement, the term “Change in Control” shall have the meaning ascribed to such term in the Letter Agreement, or, if the Letter Agreement is no longer in effect, as provided in the Severance Plan; provided that, if the Participant is not a participant in (and a party to an agreement under) the Severance Plan at the time of the applicable termination of Continuous Service, the term “Change in Control” shall have the same meaning as provided in the Plan.

Section 4. Non-Transferability of Restricted Stock Units. Except as otherwise provided in the Plan and this Agreement or as determined by the Committee, the RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

Section 5. Payment. The RSUs, to the extent vested, shall be settled solely in cash (without interest) in an amount equal to the Fair Market Value (as defined in the Plan) of one share of Common Stock of the Company (each, a “Share”) for each vested RSU. The Fair Market Value of each Share shall be determined as of the vesting date applicable to the RSU. No Shares shall be issued pursuant to the Agreement. Such cash payment(s) shall be made as soon as reasonably practicable following the applicable Vesting Date, but in all events payment shall be made no more than seventy-four (74) days following such Vesting Date.

Section 6. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the RSUs and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant or as otherwise provided in the Plan.

Section 7. No Stockholder Rights. The Participant shall have no rights as a stockholder with respect to the grant or settlement of the RSUs. If any cash or non-cash dividends are declared and paid by the Company with respect to any such RSUs, such dividends shall be subject to the same vesting and other restrictions as the RSUs in respect of which the dividend was paid.

Section 8. Taxes. Pursuant to Section 16 of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the RSUs and delivery of cash payment(s) in settlement of the RSUs or any other benefit, to satisfy such obligations. The Participant acknowledges that he or she is at all times solely responsible for paying any federal, state, foreign and/or local income or service tax due with respect to the RSUs, and the Company shall not be liable for any interest or penalty that the Participant incurs by failing to make timely payments of tax or otherwise. The Company shall not have any obligation to indemnify or otherwise hold the Participant harmless from any or all such taxes. The Participant further acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the RSUs and/or the delivery of cash payment(s) related thereto and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

Section 9. Company Policies to Apply. If and to the extent applicable, the grant and settlement of the RSUs shall be subject to the Company’s policies regulating securities trading by employees, all relevant federal and state securities laws and the listing requirements of any stock exchange on which the Shares are then traded. In addition, as a condition to receiving the RSUs, the Participant agrees that he or she shall abide by the Company’s Clawback Policy(ies), Stock Ownership and Equity Retention Policy(ies) and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Laws. By participating in the Plan, the Participant is deemed to have consented to the provisions of the Plan, including but not limited to Section 24(p) thereof.

Section 10. Miscellaneous Provisions.

(a) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided in writing to the Company.

(b) Securities Laws. Upon the settlement of the RSUs, the Participant shall make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

(c) Choice of Law. TO THE EXTENT NOT PREEMPTED BY FEDERAL LAW, THE PLAN AND THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OR CHOICE OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THE PLAN AND THIS AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION. ANY AND ALL DISPUTES BETWEEN A PARTICIPANT OR PERSON CLAIMING THROUGH HIM OR HER AND THE COMPANY OR ANY AFFILIATE RELATING TO THE PLAN OR AN AWARD SHALL BE BROUGHT ONLY IN THE STATE COURTS LOCATED IN DENVER, COLORADO, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO, AS APPROPRIATE.

(d) Modification or Amendment. The Committee may amend, alter, suspend and/or terminate the RSUs and this Agreement, prospectively or retroactively, but (except as otherwise provided in Sections 20(b) and (d) of the Plan) such amendment, alteration, suspension or termination shall not, without the written consent of the Participant, materially adversely affect the rights of the Participant with respect to the RSUs. Notwithstanding the provisions of this Section 11(d), the Committee shall have unilateral authority to amend the Plan and this Agreement (without the Participant’s consent) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but in no way limited to federal securities laws).

(e) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(f) Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended and/or restated.

(h) Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

(i) Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or by the Company forthwith to the Board or the Committee. The resolution of such dispute by the Board or the Committee, as applicable, shall be final and binding on all persons.

(j) Section 409A Compliance. The intent of the parties is that payments in respect of vested RSUs be exempt from Section 409A of the Code as “short-term deferrals,” or shall otherwise be structured to comply with Section 409A of the Code and this Agreement and the Notice of Restricted Stock Unit Award shall be interpreted and administered accordingly.

(k) Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver to and obtain the Participant’s acceptance of any documents related to the RSUs by electronic means or request such Participant’s consent to participate in the Plan by electronic means.

(l) Effect of Certain Changes in Status. Notwithstanding the other terms of the Plan or this Agreement, the Committee has the sole discretion to determine at any time the effect, if any, of any changes in the Participant’s status as an Employee, including but not limited to a change from full-time to part-time, or vice versa, or other similar changes in the nature or scope of the Participant’s employment or service, on the RSUs (including but not limited to modifying the vesting of the RSUs).
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